                                                                      Exhibit 21

                               TELECORP ENTITIES
                               -----------------

       Address for all entities: 1010 N. Glebe Road, Arlington, VA 22201


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            TeleCorp Entity                          Date of            State of
                                                   Incorporation      Incorporation

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
1.   TeleCorp Holding Corp., Inc.                     7/29/96              DE

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2.   TeleCorp LMDS, Inc.                              11/5/97              DE

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     TeleCorp PCS, L.L.C. (NEW)                       7/14/98              DE
     (Sole Member is: TeleCorp PCS, Inc.)

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3.   TeleCorp Puerto Rico Realty, Inc. f/k/a/         5/27/98              PR
     Puerto Rico Acquisition Corp.                                    (formerly DE)

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
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
=======================================================================================
4.   TeleCorp Communications, Inc.                    6/19/98              DE
     (f/k/a TeleCorp Operating Company, Inc.)



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5.   TeleCorp Realty, L.L.C.                           7/9/98              DE
     (Managing Member is: TeleCorp
     Communications, Inc.)

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6.   TeleCorp Equipment Leasing, L.P.                  7/9/98              DE
     (General Partner is: TeleCorp Limited
     Holdings, Inc.)

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7.   TeleCorp Limited Holdings, Inc.                   7/9/98              DE


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8.   TeleCorp Realty Holdings, Inc.                    7/9/98              DE

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9.   Affiliate License Co., L.L.C.                    10/9/98              DE

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10.  TeleCorp of Puerto Rico, Inc.                    2/24/99          Puerto Rico

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
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
==========================================================================================
11.  RW Acquisition, L.L.C.                          12/22/99              DE

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12.  Zephyr Wireless, L.L.C.                           3/8/00              DE

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13.  TeleCorp-Tritel Holding Company                  4/27/00              DE

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14.  TeleCorp Acquisition Sub., L.L.C.                                     DE

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


  Bold = To be withdrawn